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                           EXHIBIT 21

                 SUBSIDIARIES OF THE COMPANY

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               SUBSIDIARIES OF THE COMPANY             Exhibit 21



          Name                  State or Country of Incorporation
------------------------        ---------------------------------

ConTigo, Inc.                                Delaware
Energia Estrella del
  Sur, S. A. de C. V.                        Mexico
Energy WorX, Inc.                            Delaware
KellAir Aviation Company                     Delaware
Lavaca Realty Company                        Delaware
Mercado Gas Services Inc.                    Delaware
Norteno Pipeline Company                     Delaware
Southern Union Energy
  International, Inc.                        Delaware
Southern Union Financing I                   Delaware
Southern Union International
  Investments, Inc.                          Delaware
Southern Union Total Energy
  Systems, Inc. (formerly
  Southern Union Energy
  Products and Services Company)             Delaware
Southern Transmission Company                Delaware
SUPro Energy Company                         Delaware


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Note:  Six other wholly-owned subsidiaries of Southern Union Com-
       pany, Southern Union Financing II (a Delaware corpora-tion), Southern Union Financing III (a Delaware corporation), Southern Union Gas Company, Inc. (a Delaware corporation), Southern Union Gas Company, Inc. (a Texas corporation), Western Utilities, Inc. (a Delaware corpora-
       tion) and Western Utilities, Inc. (a New Mexico corpora-
       tion), conduct no business except to the extent necessary to hold their name.